UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 17, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 17, 2008, regarding its financial results for the periods ended June 30, 2008, including consolidated financial statements for the periods ended June 30, 2008, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 17, 2008, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed except for the following, which is furnished but not filed:

Press Release

The following statement on Page 1:  “Without the gain, income from continuing operations increased 26 percent versus the comparable period last year.”

The following statement on Page 2:   “Revenues increased 5 percent (flat, adjusting for currency) excluding the year-to-year impact of the PSD divestiture in June 2007.”

The following statement on Page 3:  “Without the gain, income from continuing operations for the six months ended June 30, 2008 increased 26 percent”

Slides

On Slide 8 (Revenue by Segment), the data in the row identified as “without Printers”

On Slide 12 (Systems and Technology Segment):

                - the data in the row identified as “without Printers”

                - the data in the row identified as “Total Systems & Technology w/o Printers”

On Slide 21 (Supplemental Segment Information - 2Q 2008), the data in the row identified as “Total Systems & Technology without Printers”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 17, 2008

	By:	/s/ James J. Kavanaugh
James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2008 SECOND-QUARTER RESULTS

•                                         Diluted earnings of $1.98 per share, up 28 percent; up 32 percent without a prior-year gain from the sale of PSD;

•                                          Total revenues of $26.8 billion, up 13 percent;

•                                          Global Technology Services revenues up 15 percent; pre-tax income up 26 percent;

•                                          Global Business Services revenues up 18 percent; pre-tax income up 31 percent;

•                                          Total Services signings of $14.7 billion, up 12 percent; $12.2 billion at constant currency, up 4 percent;

•                                          Short-term services signings up 18 percent; up 9 percent at constant currency;

•                                          Software revenues up 17 percent; pre-tax income up 19 percent;

•                                          Systems revenues up 10 percent; System z mainframe up 32 percent;

•                                          E/ME/A revenues up 20 percent; Asia Pacific up 16 percent; U.S. up 5 percent;

•                                          18 percent of geographic revenues from growth markets, up 21 percent; up 14 percent at constant currency.

ARMONK, N.Y., July 17, 2008 . . . IBM (NYSE: IBM) today announced second-quarter 2008 diluted earnings of $1.98 per share from continuing operations, an increase of 28 percent as reported, compared with diluted earnings of $1.55 per share, including a 5 cents per share gain from the sale of the Printing Systems Division (PSD), in the second quarter of 2007.   Excluding the gain in the prior-year period, diluted earnings for the second-quarter 2008 increased 32 percent year over year.

Second-quarter income from continuing operations was $2.8 billion, an increase of 22 percent, compared with $2.3 billion, including the gain from the sale of PSD, in the second quarter of 2007.  Without the gain, income from continuing operations increased 26 percent versus the comparable period last year.  Total revenues for the second quarter of 2008 of $26.8 billion increased 13 percent (6 percent, adjusting for currency) from the second quarter of 2007.

“IBM had an outstanding quarter and a strong first half for 2008.  These results demonstrate that IBM has the ability to thrive in both emerging and established markets.  Once again, IBMers performed very well around the world,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“We are continuing to see the benefits of IBM’s transformation in recent years.  Today IBM is a company with a distinctive business model that gives us a competitive edge in a global economy.  We enjoy a steady base of recurring revenue and profits; a truly global reach and scale; services and products that deliver genuine value to clients wherever they do business; and a strong and flexible financial foundation that generates powerful cash flow and fuels our investment in growth opportunities.

“We feel good about our full-year outlook and our 2010 roadmap for $10 to $11 of earnings per share.”

From a geographic perspective, the Americas’ second-quarter revenues were $10.9 billion, an increase of 8 percent as reported (6 percent, adjusting for currency) from the 2007 period.  Revenues from Europe/Middle East/Africa were $9.8 billion, up 20 percent (7 percent, adjusting for currency).  Asia-Pacific revenues increased 16 percent (6 percent, adjusting for currency) to $5.3 billion.

OEM revenues were $706 million, down 17 percent compared with the 2007 second quarter.  Revenues from the company’s new growth markets organization increased 21 percent (14 percent, adjusting for currency) and represented 18 percent of geographic revenues.

Total Global Services revenues grew 16 percent (8 percent, adjusting for currency).  Global Technology Services segment revenues increased 15 percent (8 percent, adjusting for currency) to $10.1 billion, with significant growth from existing clients.  Global Business Services segment revenues, which benefited from strength in consulting services, increased 18 percent (9 percent, adjusting for currency) to $5.1 billion.  IBM signed services contracts totaling $14.7 billion, at actual rates, up 12 percent ($12.2 billion, adjusting for currency, up 4 percent).  Short-term signings increased 18 percent, at actual rates, to $7.0 billion (up 9 percent to $5.8 billion, adjusting for currency).  The company ended the second quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, of $117 billion, adjusting for currency, an increase of approximately $1 billion year over year.

Revenues from the Systems and Technology segment totaled $5.2 billion for the quarter, up 2 percent (down 3 percent, adjusting for currency).   Revenues increased 5 percent (flat, adjusting for currency) excluding the year-to-year impact of the PSD divestiture in June 2007.  Systems revenues grew 10 percent (4 percent, adjusting for currency).  Revenues from System z mainframe server products increased 32 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 34 percent.  Revenue from the converged System p server products increased 29 percent compared with the 2007 period.  Revenues from the System x servers decreased 5 percent, and revenues from the System i servers decreased 47 percent.  Revenues from System Storage increased 12 percent and revenues from Retail Store Solutions were flat.  Revenues from Microelectronics OEM decreased 19 percent.

Revenues from the Software segment were $5.6 billion, an increase of 17 percent (9 percent, adjusting for currency) compared with the second quarter of 2007.  Revenues from IBM’s total middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $4.3 billion, up 17 percent versus the second quarter of 2007.  Operating systems revenues of $592 million increased 4 percent compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 9 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 30 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 9 percent, and revenues for Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 21 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 37 percent compared with the year-ago quarter.

Global Financing segment revenues increased 6 percent (down 2 percent, adjusting for currency) in the second quarter to $634 million.

The company’s total gross profit margin was 43.2 percent in the 2008 second quarter compared with 41.8 percent in the 2007 period.

Total expense and other income increased 15 percent to $7.8 billion compared with the prior-year period.  SG&A expense increased 12 percent to $6.3 billion.  RD&E expense increased 8 percent compared with the year-ago period.  Intellectual property and custom development income increased to $285 million compared with $246 million a year ago.  Other (income) and expense was income of $24 million, down $228 million as a result of hedging and the year-to-year impact of the gain on the sale of PSD in the second quarter of 2007.

Interest expense increased to $145 million compared with $130 million, primarily due to the increase in debt to finance the company’s accelerated share repurchase agreements.

IBM’s effective tax rate in the second-quarter 2008 was 27.5 percent compared with 28.0 percent in the second quarter of 2007.

Shares repurchased in the second quarter were approximately $4.7 billion on a cash-paid basis.  The weighted-average number of diluted common shares outstanding in the second-quarter 2008 was 1.40 billion compared with 1.46 billion shares in the same period of 2007.  As of June 30, 2008, there were 1.35 billion basic common shares outstanding.

Debt, including Global Financing, totaled $34.2 billion, compared with $35.3 billion at year-end 2007.  From a management segment view, Global Financing debt increased $639 million from year-end 2007 to a total of $25.2 billion at June 30, 2008, resulting in a debt-to-equity ratio of 6.8 to 1.  Non-global financing debt, which reflects financial leverage associated with accelerated share repurchase agreements, totaled $9.1 billion, a decrease of $1.7 billion since year-end 2007, resulting in a debt-to-capitalization ratio of 26.9 percent from 30.0 percent at year-end 2007.  The cash balance was $9.8 billion at the end of the second quarter.

Year-To-Date 2008 Results

Income from continuing operations for the six months ended June 30, 2008 was $5.1 billion, an increase of 24 percent, compared with $4.1 billion, including the gain from the sale of PSD, in the year-ago period.  Diluted earnings per share from continuing operations increased 32 percent to $3.63, compared with $2.75 per diluted share, including the gain from the sale of PSD, for the 2007 period.  Without the gain, income from continuing operations for the six months ended June 30, 2008 increased 26 percent and diluted earnings per share increased 34 percent.  Revenues from continuing operations for the six-month period totaled $51.3 billion, an increase of 12 percent (5 percent, adjusting for currency) compared with $45.8 billion for the six months of 2008.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; breaches of the company’s data security measures; changes in the economic environment and corporate IT spending budgets; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel and its reliance on critical skills; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP),

the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results -

•              adjusting certain financial results for the sale of PSD;

•              adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/2q08.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Percent Change	2008	2007	Percent Change
REVENUE

Global Technology Services	$10,100	$8,756	15.3%	$19,777	$17,013	16.2%
Gross margin	31.6%	29.8%		31.5%	29.5%

Global Business Services	5,107	4,338	17.7%	10,018	8,521	17.6%
Gross margin	25.8%	24.3%		25.4%	24.1%

Systems and Technology	5,212	5,102	2.2%	9,431	9,622	-2.0%
Gross margin	38.6%	37.3%		37.9%	36.1%

Software	5,574	4,777	16.7%	10,421	9,028	15.4%
Gross margin	84.6%	84.9%		84.3%	84.3%

Global Financing	634	597	6.1%	1,266	1,211	4.5%
Gross margin	55.3%	46.0%		53.1%	48.5%

Other	193	201	-4.0%	409	404	1.1%
Gross margin	5.8%	19.8%		-7.7%	15.9%

TOTAL REVENUE	26,820	23,772	12.8%	51,322	45,801	12.1%

GROSS PROFIT	11,599	9,938	16.7%	21,766	18,804	15.8%
Gross margin	43.2%	41.8%		42.4%	41.1%

EXPENSE AND OTHER INCOME

S,G&A	6,289	5,631	11.7%	11,909	10,720	11.1%
% of revenue	23.4%	23.7%		23.2%	23.4%

R,D&E	1,660	1,534	8.2%	3,229	3,044	6.1%
% of revenue	6.2%	6.5%		6.3%	6.6%

Intellectual property and custom development income	(285)	(246)	15.6%	(559)	(451)	23.8%

Other (income) and expense	(24)	(253)	-90.4%	(149)	(432)	-65.4%
Interest expense	145	130	11.6%	323	203	58.9%

TOTAL EXPENSE AND OTHER INCOME	7,786	6,796	14.6%	14,754	13,083	12.8%
% of revenue	29.0%	28.6%		28.7%	28.6%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,814	3,142	21.4%	7,012	5,721	22.6%
Pre-tax margin	14.2%	13.2%		13.7%	12.5%

Provision for income taxes	1,049	881	19.1%	1,928	1,616	19.4%
Effective tax rate	27.5%	28.0%		27.5%	28.2%

INCOME FROM CONTINUING OPERATIONS	$2,765	$2,261	22.3%	$5,084	$4,105	23.8%
Net margin	10.3%	9.5%		9.9%	9.0%

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	1		—	0

NET INCOME	$2,765	$2,260	22.3%	$5,084	$4,105	23.9%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION CONTINUING OPERATIONS	$1.98	$1.55	27.7%	$3.63	$2.75	32.0%
DISCONTINUED OPERATIONS	—	(0.00)		—	(0.00)
TOTAL	$1.98	$1.55	27.7%	$3.63	$2.75	32.0%

BASIC CONTINUING OPERATIONS	$2.02	$1.57	28.7%	$3.70	$2.80	32.1%
DISCONTINUED OPERATIONS	—	(0.00)		—	(0.00)
TOTAL	$2.02	$1.57	28.7%	$3.70	$2.80	32.1%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)

ASSUMING DILUTION	1,395.8	1,460.8		1,400.1	1,491.8
BASIC	1,366.3	1,437.2		1,374.6	1,468.3

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
(Dollars in millions)	June 30,	December 31,	Percent
	2008	2007	Change
ASSETS

Cash, cash equivalents, and marketable securities	$9,847	$16,146	-39.0%

Receivables - net, inventories, prepaid expenses	36,465	37,031	-1.5%

Plant, rental machines, and other property - net	15,386	15,081	2.0%

Investments and other assets	59,230	52,172	13.5%

TOTAL ASSETS	$120,928	$120,431	0.4%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$12,710	$12,235	3.9%
Long-term debt	21,522	23,039	-6.6%

Total debt	34,232	35,274	-3.0%

Accounts payable, taxes, and accruals	31,973	32,076	-0.3%

Other liabilities	26,458	24,612	7.5%

TOTAL LIABILITIES	92,663	91,962	0.8%

STOCKHOLDERS’ EQUITY	28,264	28,470	-0.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,928	$120,431	0.4%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2008
				Pre-tax Income (Loss) From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$10,100	$390	$10,489	$994	9.5%
Y-T-Y Change	15.3%	-4.7%	14.5%	26.2%

Global Business Services	5,107	259	5,366	637	11.9%
Y-T-Y Change	17.7%	-21.2%	15.0%	31.2%

Systems and Technology	5,212	215	5,427	400	7.4%
Y-T-Y Change	2.2%	-15.6%	1.3%	20.7%

Software	5,574	719	6,293	1,492	23.7%
Y-T-Y Change	16.7%	31.0%	18.2%	19.4%

Global Financing	634	525	1,159	428	36.9%
Y-T-Y Change	6.1%	54.0%	23.5%	28.7%

TOTAL REPORTABLE SEGMENTS	26,626	2,108	28,734	3,951	13.8%
Y-T-Y Change	13.0%	12.0%	12.9%	24.0%

Eliminations / Other	193	(2,108)	(1,915)	(138)

TOTAL IBM CONSOLIDATED	$26,820	$0	$26,820	$3,814	14.2%
Y-T-Y Change	12.8%		12.8%	21.4%

	SECOND-QUARTER 2007
				Pre-tax Income (Loss) From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$8,756	$409	$9,165	$788	8.6%

Global Business Services	4,338	329	4,667	486	10.4%

Systems and Technology	5,102	255	5,357	332	6.2%

Software	4,777	549	5,326	1,250	23.5%

Global Financing	597	341	938	332	35.4%

TOTAL REPORTABLE SEGMENTS	23,571	1,883	25,453	3,187	12.5%

Eliminations / Other	201	(1,883)	(1,681)	(46)

TOTAL IBM CONSOLIDATED	$23,772	$0	$23,772	$3,142	13.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2008
				Pre-tax Income (Loss) From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$19,777	$778	$20,555	$1,982	9.6%
Y-T-Y Change	16.2%	-6.8%	15.2%	34.9%

Global Business Services	10,018	517	10,535	1,216	11.5%
Y-T-Y Change	17.6%	-18.0%	15.1%	27.3%

Systems and Technology	9,431	410	9,841	546	5.5%
Y-T-Y Change	-2.0%	-21.5%	-3.0%	27.5%

Software	10,421	1,386	11,807	2,759	23.4%
Y-T-Y Change	15.4%	22.3%	16.2%	20.7%

Global Financing	1,266	911	2,177	816	37.5%
Y-T-Y Change	4.5%	32.1%	14.5%	15.6%

TOTAL REPORTABLE SEGMENTS	50,913	4,002	54,915	7,319	13.3%
Y-T-Y Change	12.2%	5.0%	11.6%	25.2%

Eliminations / Other	409	(4,002)	(3,593)	(307)

TOTAL IBM CONSOLIDATED	$51,322	$0	$51,322	$7,012	13.7%
Y-T-Y Change	12.1%		12.1%	22.6%

	SIX-MONTHS 2007
				Pre-tax Income (Loss) From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$17,013	$834	$17,848	$1,469	8.2%

Global Business Services	8,521	630	9,152	955	10.4%

Systems and Technology	9,622	523	10,145	428	4.2%

Software	9,028	1,134	10,162	2,286	22.5%

Global Financing	1,211	689	1,901	706	37.1%

TOTAL REPORTABLE SEGMENTS	45,397	3,810	49,207	5,844	11.9%

Eliminations / Other	404	(3,810)	(3,406)	(124)

TOTAL IBM CONSOLIDATED	$45,801	$0	$45,801	$5,721	12.5%

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com

John Bukovinsky
732-618-3531
jbuko@us.ibm.com

www.ibm.com/investor R 2Q 2008 Earnings Presentation July 17, 2008 ATTACHMENT II

2 www.ibm.com/investor Forward Looking Statements Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

3 www.ibm.com/investor 2Q 2008 Summary 2Q 2008 Summary Aligning investments and solutions to capture growth opportunities Revenue growth accelerated to 13%, 6% @CC • Broad geographic growth in both established and emerging markets • Software and Systems capitalizing on new products and capabilities • Continued Services strength • Annuity base provides stability Expect EPS of at least $8.75 in 2008 Powerful results driven by differentiated offerings and business Powerful results driven by differentiated offerings and business model model

4 www.ibm.com/investor 2Q 2008 Financial Summary 2Q 2008 Financial Summary 32% $1.98 EPS without 2Q07 Printer Gain 28% $1.98 EPS 4% 1,395.8 Shares (Diluted) (M) 22% $2.8 Net Income 0.5 pts 27.5% Tax Rate 21% $3.8 Pre-Tax Income (15%) $7.8 Expense 1.4 pts 43.2% GP % 6% @ CC 13% $26.8 Revenue B/(W) Yr/Yr 2Q08 $ in Billions, except EPS Continued strong operating leverage Continued strong operating leverage

5 www.ibm.com/investor Revenue by Geography Revenue by Geography 14% 21% Growth Markets Org. 20% 31% BRIC Countries 7% 20% 9.8 Europe/ME/A 7% 14% $26.1 Total Geographies 6% 13% $26.8 IBM 2Q08 6% 16% 5.3 Asia Pacific 6% 8% $10.9 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +13% @CC OEM (18%) @CC U.S. +5% EMEA Canada/ LA Japan -2% @CC Acceleration in all geographies Acceleration in all geographies

6 www.ibm.com/investor Geographic Mix Geographic Mix – 1H 2008 1H 2008 Major Markets Growth Markets Growth Markets growing revenues in local currency greater than 10% in 1H ‘08 Major Markets growing revenues in local currency greater than 10% in 1H ‘08

7 www.ibm.com/investor 6% 13% $26.8 Total IBM 6% 13% 5.1 Small / Medium Business 2Q08 7% 14% $26.2 All Sectors 10% 16% 2.7 Communications 3% 10% 2.7 Distribution 4% 13% 3.2 Industrial 6% 11% 4.0 Public 6% 15% $7.6 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit Revenue by Key Industry Sales Unit $ in Billions SMB Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S. Growth in all sectors, +7% @CC Growth in all sectors, +7% @CC

8 www.ibm.com/investor Revenue by Segment Revenue by Segment 4% 10% Systems Flat 5% without Printers 2Q08 6% 13% $26.8 Total IBM 6% 13% 26.6 Total Segments (2%) 6% 0.6 Global Financing 9% 17% 5.6 Software (3%) 2% 5.2 Systems & Technology 9% 18% 5.1 Global Business Services 8% 15% $10.1 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing

9 www.ibm.com/investor Expense Summary Expense Summary Flat 2 pts Flat Ops (6 pts) (8 pts) (15%) $7.8 Total Expense & Other Income (12%) 0.1 Interest Expense (90%) 0.0 Other (Income)/Expense 16% (0.3) IP and Development Income (7 pts) (3 pts) (8%) 1.7 RD&E (6 pts) (6 pts) (12%) $6.3 SG&A Acq.* Currency B/(W) Yr/Yr 2Q08 * Includes Acquisitions made in the last twelve months $ in Billions Yr/Yr Drivers Aligning investments with growth opportunity Aligning investments with growth opportunity SG&A Ops: Growth Markets +12% yr/yr, Rest of World (1%) SG&A Ops: Growth Markets +12% yr/yr, Rest of World (1%) yr/yr yr/yr

10 www.ibm.com/investor 1.0 pts 1.2 pts 1.5 pts 0.2 pts 1.2 pts 1.5 pts 0.9 pts B/(W) Yr/Yr Pts 14.2% 13.8% 36.9% 23.7% 7.4% 11.9% 9.5% 2Q08 2Q08 1.4 pts 43.2% Total IBM 1.5 pts 43.5% Total Segments 9.3 pts 55.3% Global Financing (0.3 pts) 84.6% Software 1.3 pts 38.6% Systems & Technology 1.5 pts 25.8% Global Business Services 1.8 pts 31.6% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Broad Broad-based margin expansion based margin expansion

11 www.ibm.com/investor @CC Rptd 2Q08 0.9 pts 9.5% PTI Margin 1.8 pts 31.6% Gross Margin (External) 8% 15% $10.1 Revenue (External) B/(W) Yr/Yr Services Segments Services Segments Strategic Outsourcing 34% Global Business Services 34% Integrated Technology Services 16% Maint. 12% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Continued momentum in Services; PTI +28% yr/yr Continued momentum in Services; PTI +28% yr/yr 2Q08 Revenues (% of Total Services) $ in Billions +13% Yr/Yr +18% Yr/Yr +29% Yr/Yr +16% Yr/Yr +16% Yr/Yr Yr/Yr 2Q08 Global Services Signings @ CC 9% $5.8 Total Short Term Signings Flat 6.4 Total Long Term Signings 4% $12.2 Total Signings @ CC 12% $14.7 Total Signings @ Actual 7% 7.7 Total Long Term Signings Yr/Yr 2Q08 Global Services Signings @ Act. 18% $7.0 Total Short Term Signings @CC Rptd 2Q08 1.5 pts 11.9% PTI Margin 1.5 pts 25.8% Gross Margin (External) 9% 18% $5.1 Revenue (External) B/(W) Yr/Yr

12 www.ibm.com/investor Systems & Technology Segment Systems & Technology Segment Flat 5% without Printers @CC Rptd 2Q08 1.2 pts 7.4% PTI Margin 1.3 pts 38.6% Gross Margin (External) (3%) 2% $5.2 Revenue (External) B/(W) Yr/Yr $ in Billions 2Q08 Revenue (% of Total S&TG) Servers 67% Storage 18% Micro OEM 11% RSS High High-end System and Storage Strength; PTI +21% end System and Storage Strength; PTI +21% yr/yr yr/yr 10% Total Systems 5% Total Systems & Technology w/o Printers (19%) Microelectronics OEM Flat Retail Store Solutions 12% Storage (5%) System x Servers Yr/Yr 2Q08 Revenue 29% Converged System p (47%) Legacy System i 32% System z

13 www.ibm.com/investor Software Segment Software Segment @CC Rptd 2Q08 0.2 pts 23.7% PTI Margin (0.3 pts) 84.6% Gross Margin (External) 9% 17% $5.6 Revenue (External) B/(W) Yr/Yr 17% Total Software 17% Total Middleware 21% Key Branded Middleware 37% Rational 21% Lotus Yr/Yr 2Q08 Revenue 9% Tivoli 30% Information Management 9% Websphere Family Key Branded Middleware drives Software growth; PTI +19% yr/yr Key Branded Middleware drives Software growth; PTI +19% yr/yr 2Q08 Revenue (% of Total Software) Key Branded Middleware 55% Operating Systems 11% Other Middleware 22% Other 12% $ in Billions

14 www.ibm.com/investor Cash Flow Analysis Cash Flow Analysis ($5.8) ($6.3) ($1.6) ($2.2) Change in Cash & Marketable Securities 0.7 (13.2) 11.0 (0.2) (0.3) (5.7) 1.8 (0.1) 1.9 0.1 $2.0 B/(W) Yr/Yr 5.0 (1.3) (7.2) (1.2) 0.0 (5.9) 4.3 (2.4) 6.7 1.8 $8.5 1H08 (0.2) 0.1 Other (includes GF A/R & GF Debt) (11.1) 0.4 Non-GF Debt 10.1 (4.7) Share Repurchases (0.1) (0.7) Dividends (0.3) 0.0 Divestitures (0.9) (0.9) Acquisitions 1.0 3.7 Free Cash Flow (excluding GF Receivables) (0.1) (1.2) Net Capital Expenditures B/(W) Yr/Yr 2Q08 1.0 4.9 Net Cash from Operations (excluding GF Receivables) (0.2) (0.6) Less: Global Financing Receivables $0.8 $4.3 Net Cash from Operations $ in Billions

15 www.ibm.com/investor 7.1 30% 28.5 92.0 35.3 24.5 10.7 56.7 120.4 36.8 67.5 $16.1 Dec. 07 28.3 16.8 Equity 92.7 85.8 Total Liabilities 34.2 34.7 Total Debt 25.2 22.9 Global Financing Debt 9.1 11.8 Non-GF Debt 6.8 7.0 Global Financing Leverage 27% 58.4 120.9 35.2 75.8 $9.8 June 08 47% Non-GF Debt / Capital 51.1 Other Liabilities 102.5 Total Assets June 07 31.6 Global Financing Assets* 60.7 Non-GF Assets* $10.2 Cash & Marketable Securities Balance Sheet Summary Balance Sheet Summary $ in Billions *Excluding Cash & Marketable Securities

16 www.ibm.com/investor $0.19 $1.50 $1.98 ($0.02) $0.09 $0.20 ($0.04) $0.01 $0.05 2Q 2008 EPS Bridge 2Q 2008 EPS Bridge +32% Yr/Yr without 2Q07 Printer Gain +32% Yr/Yr without 2Q07 Printer Gain Q2’07 EPS Revenue Growth 13% as rptd. Gross Margin Expansion Expense Growth Share Repurchase s Q2’08 EPS 28% Yr/Yr Tax Rate Interest Expense on Debt to fund ’07 ASR Includes +$0.08 from Yr/Yr Pension Savings Includes +$0.04 from Yr/Yr Pension Savings Printer Gain $1.55

17 www.ibm.com/investor The IBM Difference The IBM Difference EPS 2006 2010 $6.06 $10-$11 2007 $7.18 Leveraging Global Reach • Emerging markets - infrastructure build-out • Established markets - strong value proposition Delivering Customer Value • Cost & capital conservation • Quick time to value • Targeted solutions Successful new technologies • Mainframe and POWER ramp Differentiated Business Model • Annuity businesses • Cost and expense management • Cash / Balance Sheet 18% Yr/Yr 2008 $8.75 + 22%* Yr/Yr 14% - 16% (’06 –’10) * 23% Yr/Yr excluding 2Q07 Printer Gain Strong operating model delivered 32% 1H Strong operating model delivered 32% 1H EPS growth EPS growth

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19 www.ibm.com/investor Supplemental Materials Supplemental Materials Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Currency – Year/Year Comparison Cash Flow (FAS 95) Non-GAAP Supplementary Materials • Divested Printing Systems Division • Constant Currency, Cash Flow • Reconciliation of Asia Pacific Revenue Growth • Reconciliation of Revenue Growth in Selected Countries • Reconciliation of Revenue Growth in Selected Countries (Cont’d) • Reconciliation of Revenue Growth of Original Equipment Manufacturer (OEM) Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

20 www.ibm.com/investor Supplemental Segment Information Supplemental Segment Information – 2Q 2008 2Q 2008 @CC Yr/Yr Global Services 9% 18% Global Business Services 8% 15% Global Technology Services 8% 16% Maintenance Revenue Growth 8% 16% Integrated Tech Services 26% 29% Business Transformation Outsourcing 5% 13% Strategic Outsourcing 9% 4.8 GTS Long-Term 2% SO 44% BTO Signings ($B) (20%) 1.5 GBS Long-Term 9% 2.3 GTS Short-Term 9% 3.5 GBS Short-Term 4% $12.2 Global Services Signings @ CC 45% BTO 7% SO 13% 5.9 GTS Long-Term (9%) 1.8 GBS Long-Term Yr/Yr 2Q08 Global Services 16% 2.7 GTS Short-Term 19% 4.3 GBS Short-Term 12% $14.7 Global Services Signings @ Actual

21 www.ibm.com/investor Supplemental Segment Information Supplemental Segment Information – 2Q 2008 2Q 2008 Share GP % @CC Yr/Yr Systems & Technology Group Flat (20%) 4% (4%) 6% (10%) 23% (50%) 23% = 5% Total Systems & Technology without Printers (19%) Microelectronics OEM 10% Total Systems Flat Retail Store Solutions 12% System Storage (5%) System x Servers Revenue 29% Converged System p (47%) Legacy System i 32% System z Revenue Growth 9% 17% Total Software 15% 25% Other Software/Services (2%) 4% Operating Systems 10% 17% Total Middleware 2% 9% Other Middleware 13% 21% Key Branded Middleware 28% 37% Rational 12% 21% Lotus @CC Yr/Yr Software 3% 9% Tivoli 21% 30% Information Management 2% 9% Websphere Family

22 www.ibm.com/investor Currency Currency – Year/Year Comparison Year/Year Comparison $25.1 1.7 $26.8 (US$B) 105 0.51 0.64 2Q08 6% 7 pts 13% Yr/Yr 7 pts 13% -1% 14% Yr/Yr Revenue As Reported Currency Impact Revenue @CC 4 pts 8% -2% 9% 4Q08 ~6-7 pts 11% -1% 13% 3Q08 104 0.50 0.63 7/16 Spot 7 pts 12% 1% 13% Yr/Yr 1Q08 IBM Revenue Impact 105 Yen 0.51 Pound 0.67 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major crossborder cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr @ 7/16 Spot Quarterly Averages per US $

23 www.ibm.com/investor Cash Flow (FAS 95) Cash Flow (FAS 95) ($5.4) 0.2 (7.1) 2.7 (7.2) (1.2) (1.4) (6.9) 1.3 (5.9) 0.0 (2.4) 8.5 1.8 (1.5) 0.3 2.8 $5.1 1H08 ($1.0) 0.1 (5.0) 2.0 (18.2) (1.0) 12.3 (2.6) (0.4) (0.2) 0.3 (2.2) 6.5 1.7 (2.2) 0.4 2.5 $4.1 1H07 $0.1 0.1 (3.3) 1.1 (14.8) (0.6) 11.0 (0.2) 0.7 0.0 0.3 (1.1) 3.4 (0.4) 0.1 0.2 1.3 $2.3 2Q07 ($1.2) 0.0 (4.3) 1.7 (4.7) (0.7) (0.6) (1.1) 1.0 (0.9) 0.0 (1.2) 4.3 (0.6) 0.5 0.2 1.4 $2.8 2Q08 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

24 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Divested Printing Systems Division Management presents certain financial results without Printing Systems Division (PSD) revenue and the divestiture-related gain. In June 2007, the company divested 51 percent of its shares in a wholly-owned subsidiary, InfoPrint Solutions, that was based on PSD. Given this divestiture, management believes that presenting certain financial information without PSD revenue and the second quarter 2007 divestiture-related gain is more representative of the company’s performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors.

25 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders.

26 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Reconciliation of Asia Pacific Revenue Growth @ CC As Rptd 13% (2%) 18% 13% Asia Pacific Revenue, other than Japan Japan Revenue 2Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

27 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Reconciliation of Revenue Growth in Selected Countries @ CC As Rptd 11% 7% 6% 5% 4% 20% 25% 23% 21% 3% Canada Germany France Italy United Kingdom 2Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

28 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Reconciliation of Revenue Growth in Selected Countries (Cont’d) @ CC As Rptd 13% @ CC 5% 20% As Rptd 11% Revenue from Growth Countries Revenue from G7 Countries 1H08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Geographic Mix-1H 2008” and “IBM Difference” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. 2Q08 Yr/Yr

29 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Reconciliation of Revenue Growth of Original Equipment Manufacturer (OEM) @ CC As Rptd (18%) (17%) Revenue from Original Equipment Manufacturer (OEM) 2Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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